ASSET PURCHASE AGREEMENT

                                  by and among

                              WISMER*MARTIN, INC.,

                        PHYSICIAN COMPUTER NETWORK, INC.,

                         MEDICAL MANAGER NORTHWEST, INC.

                                       and

                           MEDICAL MANAGER CORPORATION

                           ---------------------------

                            Dated as of July 2, 1999
                          ----------------------------




                                TABLE OF CONTENTS
                                                                                                               Page

BACKGROUND........................................................................................................1

1.    PURCHASE AND SALE OF ASSETS.................................................................................1
1.1.  Sale of Assets..............................................................................................1
1.2.  Retained Assets.............................................................................................3
1.3.  Instruments of Transfer.....................................................................................5
1.4.  Delivery of Possession......................................................................................5
1.5.  Consents to Assignment......................................................................................5
1.6.  Collection of Accounts Receivable...........................................................................6
1.7.  Additional Ownership Rights.................................................................................6

2.    PURCHASE PRICE..............................................................................................6
2.1.  Consideration...............................................................................................6
2.2.  Set-off of Second Cash Payment..............................................................................6
2.3   Allocation of Purchase Price................................................................................7

3.    ASSUMPTION OF LIABILITIES...................................................................................7
3.1.  Assumption..................................................................................................7
3.2.  Limitations on Assumption...................................................................................8
3.3.  Right of Enforcement and Settlement........................................................................10

4.    CLOSING....................................................................................................10

5.    REPRESENTATIONS AND WARRANTIES OF THE SELLER...............................................................10
5.1.  Existence and Authority....................................................................................10
5.2.  Authorization of Agreement.................................................................................11
5.3.  Effect of Agreement, Etc...................................................................................12
5.4.  Restrictions; BurdensomeAgreements.........................................................................12
5.5.  Governmental and Other Consents............................................................................12
5.6.  Statement of Net Assets; Revenues..........................................................................12
5.7.  Absence of Certain Changes or Events.......................................................................12
5.8.  Deferred Revenue Account...................................................................................13
5.9.  Accounts Receivable........................................................................................13
5.10.    Accounts Payable........................................................................................13
5.11.    Title to the Assets; Absence of Liens and Encumbrances, Etc.............................................13
5.12.    Contracts...............................................................................................14
5.13.    End-Users...............................................................................................15
5.14.    Intellectual Property...................................................................................15
5.15.    Real Estate Leases......................................................................................16
5.16.    Compliance With Laws....................................................................................17

                                       -i-




5.17.    Litigation; Customer Complaints.........................................................................17
5.18.    Labor Matters...........................................................................................17
5.19.    Taxes...................................................................................................18
5.20.    Entire Business.........................................................................................18
5.21.    Brokers.................................................................................................18
5.22.    Employee Benefit Plans..................................................................................18

6.    REPRESENTATIONS AND WARRANTIES OF THE PURCHASER............................................................19
6.1.  Organization, Etc..........................................................................................19
6.2.  Authorization of Agreement.................................................................................20
6.3.  Effect of Agreement, Etc...................................................................................20
6.4.  Governmental and Other Consents............................................................................20
6.5.  Restrictions; Burdensome Agreements........................................................................20
6.6.  Litigation.................................................................................................20
6.7.  Brokers....................................................................................................21

7.    PRE-CLOSING COVENANTS OF THE SELLER........................................................................21
7.1.  Conduct of Sm*rt Practice Business Pending the Closing.....................................................21

8.    PRE-CLOSING COVENANTS OF THE PURCHASER AND THE SELLER......................................................21
8.1.  Advice of Changes; Governmental Filings....................................................................21
8.2.  No Action..................................................................................................21
8.3.  Legal Conditions to Closing................................................................................21
8.4.  Additional Agreements; Reasonable Efforts..................................................................21
8.5.  Confidentiality............................................................................................21

9.    POST-CLOSING COVENANTS.....................................................................................22
9.1.  Further Assurances.........................................................................................22
9.2.  Non-Competition; Non-Disclosure............................................................................22
9.3.  Employee Matters...........................................................................................23
9.4.  The Facility...............................................................................................24
9.5.  Renewal of Support Agreements; Assignment of Service Agreement.............................................25
9.6.  Olivetti Agreement.........................................................................................26
9.7.  Purchased Hardware.........................................................................................26
9.8.  Inactive Users.............................................................................................26

10.   CLOSING CONDITIONS.........................................................................................27
10.1.    Conditions to Obligation of Each Party to Effect the Closing............................................27
10.2.    Additional Conditions to Obligations of Purchaser.......................................................28
10.3.    Additional Conditions to Obligation of the Seller.......................................................29

11.   [Intentionally Omitted]....................................................................................31


                                      -ii-




12.   INDEMNIFICATION............................................................................................31
12.1.    Indemnification of the Purchaser........................................................................31
12.2.    Indemnification of the Seller by the Purchaser..........................................................31
12.3.    Limitations on Indemnity................................................................................32
12.4.    Right to Defend, Etc....................................................................................33
12.5.    Tax Effect..............................................................................................34

13.   GENERAL....................................................................................................34
13.1     Arbitration.............................................................................................34
13.2.    Expenses, Etc...........................................................................................35
13.3.    Survival of Representations and Warranties..............................................................35
13.4.    Waivers.................................................................................................36
13.5.    Definition of Knowledge.................................................................................35
13.6.    Binding Effect; Benefits................................................................................36
13.7.    Notices.................................................................................................36
13.8.    Records; Assistance.....................................................................................38
13.9.    Entire Agreement........................................................................................38
13.10    Headings................................................................................................38
13.11.   Counterparts............................................................................................39
13.12.   Governing Law; Submission to Jurisdiction...............................................................39
13.13.   Third Party Beneficiaries...............................................................................39
13.14.   Severability............................................................................................39
13.15.   Publicity...............................................................................................39
13.16.   Amendments..............................................................................................39
13.17.   Drafting Conventions....................................................................................39
13.18    Joint and Several Liability ............................................................................40

14.   GLOSSARY...................................................................................................40

                            ASSET PURCHASE AGREEMENT

         AGREEMENT, dated as of July 2, 1999, by and among Wismer*Martin, Inc., a Washington corporation ("WM"), Physician Computer Network, Inc., a New Jersey corporation ("PCN" and, together with WM, the "Seller"), Medical Manager Corporation, a Delaware corporation ("Medical Manager"), and Medical Manager Northwest, Inc., a Washington corporation (the "Purchaser").


                                   BACKGROUND

         WM is engaged in the business of: (i) publishing  the medical  practice management software product known as "Sm*rt Practice" (the "Sm*rt Practice Software"); and (ii) together with PCN, providing physicians, hospitals, medical clinics and other facilities providing medical services ("Health Care Providers") with practice management software systems using the Sm*rt Practice Software and providing maintenance and support for such systems (whether conducted by WM, PCN or any of their respective Affiliates, the "Sm*rt Practice Business"). WM is a wholly-owned subsidiary of PCN. WM and PCN desire to sell and the Purchaser, a wholly-owned subsidiary of Medical Manager, desires to purchase substantially all of the assets of the Sm*rt Practice Business on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.    PURCHASE AND SALE OF ASSETS

      1.1. Sale of Assets. On the terms and subject to the conditions set forth in this Agreement, the Seller agrees to sell, convey, transfer, deliver and assign to the Purchaser, and the Purchaser agrees to purchase, on the Closing Date (as hereinafter defined), the following tangible and intangible assets, rights, interests and properties of every kind, wherever located and by whomever possessed as the same may exist on the Closing Date (the "Assets"):

                  (a) all of WM's tangible and intangible assets, rights, interests and properties of every kind, wherever located (other than Retained Assets (as defined in Section 1.2 hereof));

                  (b) the Sm*rt Practice Business as a going concern and the goodwill pertaining thereto;

                  (c)      all customer lists of users of the Sm*rt Practice
Software;

                  (d) all rights of the Seller, its successors and assigns under all license, sublicense, service, development, maintenance and support agreements (whether related to computer software, hardware or both), between the Seller and any licensee, sublicensee or other permitted user ("End-Users") of the products or services of the Sm*rt Practice Business (collectively, the "End-User Agreements");

                  (e) all source-codes, object-codes, manuals and other documentation and materials (whether or not in written form) and all versions thereof, together with all other patents, licenses, trademarks, service marks, tradenames (whether registered or unregistered), domain names, copyrights, proprietary computer software, proprietary inventions, proprietary technology, technical information, discoveries, designs, proprietary rights and non-public information, whether or not patentable, in each case: (i) relating to the Sm*rt Practice Software (including, without limitation, all rights in any and all derivative works based on the Sm*rt Practice Software and all versions of the software); or (ii) listed on Schedule 1.1(e) hereto (collectively, the "Intellectual Property");

                  (f) all accounts and other receivables of the Sm*rt Practice Business (the "Accounts Receivable");

                  (g) all items of equipment (including, but not limited to, the telephone handsets, conferencing units and the telephone switch (the "Telephone Equipment") located and/or installed at the premises located at 1111 E. Westview Court, Spokane, Washington (the "Spokane Facility")), machinery, furniture or fixtures: (i) located in the Spokane Facility; and/or (ii) listed on Schedule 1.1(g) hereto (collectively, the "Equipment") (but not including any inventory of computer hardware, operating system software, parts or related equipment which is (x) located in any location other than the Spokane Facility and (y) is owned by PCN or any of its Affiliates other than WM);

                  (h) the Seller's rights under: (i) the equipment leases described on Schedule 1.1(h) hereto (the "Equipment Leases"); and (ii) the Retained Agreement (as defined in Section 3.2(k));

                  (i) all items of inventory of the Seller relating to the Sm*rt Practice Business, including, without limitation, all supplies (including, but not limited to, packaging and shipping materials) used in connection with the Sm*rt Practice Business, work-in-progress and finished goods;

                  (j) copies of all books of account, records, files, invoices, customer lists, supplier lists, designs, drawings, business records and plans, computer print-outs and software, plans and specifications, warranties, trade correspondence, sales or promotional literature, operating data and other books and records related to the Sm*rt Practice Business as it is conducted on the Closing Date;

                  (k) the right to receive mail and other communications regarding the Sm*rt Practice Business addressed to the Seller or any of its Affiliates (including, without limitation, mail and communications from End-Users, customers, suppliers and others);

                  (l) all creative materials (including, without limitation, films, art work, color separations and the like), advertising and promotional materials and all other printed or written materials related primarily to the Sm*rt Practice Business, its products or services;

                  (m) all claims, refunds, causes of action, choses in action, rights of recovery and rights of set-off of every kind and nature related to the Sm*rt Practice Business, except to the extent related to the Retained Liabilities;

                  (n) the Seller's rights under the lease for the Spokane Facility (the "Assumed Lease");

                  (o) the Seller's rights in and to the toll-free telephone number used exclusively in connection with the operation of the Sm*art Practice Business; and

                  (p) subject to Section 1.7 hereto, the name "Wismer*Martin" and all permutations thereof.

                  For purposes of this Agreement, the term "Affiliate" shall mean any entity that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with any other entity or, in the case of an individual, any spouse or child sharing the same residence. For purposes of this definition, "control" of a person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether by contract or otherwise.

      1.2. Retained Assets. The following properties, assets, rights and interests of the Seller (the "Retained Assets") are expressly excluded from the purchase and sale contemplated hereby and, as such, are not included in the
Assets:

                  (a) all real and personal property of PCN not identified or otherwise described in Section 1.1;

                  (b)      the Seller's rights under this Agreement;

                  (c) all assets of PCN and its Affiliates used in or relating to the operation of any one or more of its businesses other than the Sm*rt Practice Business, including, without limitation, the business of: (i)
publishing the medical practice management software products known as "PCN Health Network" and "MENDS"; (ii) providing Health Care Providers with medical practice management software systems using medical practice management software products other than the Sm*rt Practice Software; and (iii) providing maintenance and support for such systems (collectively the "PCN Business");

                  (d) all cash, cash equivalents and marketable securities of the Seller and its Affiliates;

                  (e) any and all rights of the Seller and its Affiliates in and to or in respect of any telephone systems (other than the Telephone Equipment and the equipment located in the Spokane Facility which is the subject of the Equipment Leases), support call systems or accounting and other management information systems (whether or not used or useable in the Sm*rt Practice Business);

                  (f) any and all rights of any one or more of the Seller and its Affiliates under or with respect to any original equipment manufacturing or similar agreement (each an "OEM Agreement");

                  (g) the shares of capital stock of Integrated Health Systems, Inc. owned by WM;

                  (h) any and all rights of the Seller with respect to any of the assets and agreements referred to on Schedule 5.20 hereto and the assets and agreements used in providing or reasonably related to the services to be provided by PCN to the Purchaser under the Transition Services Agreement (as defined in Section 10.2(e)(i) hereof);

                  (i) any and all rights to or arising under any license agreement between the Seller and any third party regarding the use by the Seller of any source-codes, object-codes, copyrights, proprietary computer software, proprietary inventions, proprietary technology, technical information, and proprietary rights other than those included in the definition of Intellectual Property; and

                  (j) any assets used by the Seller in connection with any one or more of the sale, distribution and maintenance of any computer hardware or operating system software products;

                  (k)      the assets described on Schedule 1.2(k) hereto; and

                  (l) all rights of the Seller, its successors and assigns under all license, sublicense, service, development, maintenance and support agreements (whether related to computer software, hardware or both) (the "Inactive Agreements") (none of which shall be deemed to be End User Agreements for purposes of this Agreement), between the Seller and any of the licensees listed on Schedule 1.2(l) hereto (the "Inactive Users") (none of whom or which shall be deemed to be End Users for purposes of this Agreement).

      1.3. Instruments of Transfer. On the Closing Date, the Seller will deliver to the Purchaser, or will cause to be delivered to the Purchaser, duly executed instruments of transfer and assignment in form and substance reasonably satisfactory to the Purchaser and its counsel, sufficient to vest in the Purchaser good and valid title to, and all of the Seller's right, title and interest in and to, the Assets, including, without limitation, one or more of each of the following:

                  (a)      a bill of sale;

                  (b)      an assumption agreement;

                  (c) an instrument of transfer and assignment of the Intellectual Property;

                  (d) assignments by either WM or PCN, as the case may be, of their rights under all End-User Agreements, Equipment Leases, the Assumed Lease and any other contracts, licenses, and similar instruments which are included in the Assets; and

                  (e) such other instruments of transfer and assignment as may be reasonably necessary to transfer and assign the Assets to the Purchaser.

      1.4. Delivery of Possession. At the Closing, the Seller will deliver possession to the Purchaser of the Assets, at the locations where, in the ordinary course of business, such are usually and customarily located.

      1.5. Consents to Assignment. Any other provision of this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign or otherwise sell, convey or transfer any concession, claim, contract, license, lease, commitment, sales order, or purchase order, or any benefit arising thereunder or resulting therefrom, if an attempted assign ment thereof, without the consent required or necessary for such assignment, would constitute a breach thereof or in any way adversely affect the rights of the Purchaser or the Seller thereunder. If such consent is not obtained, or if an attempted assignment would be ineffective or would adversely affect the Seller's rights thereunder so that the Purchaser would not in fact receive all such rights, the Seller shall cooperate in any arrangement the Purchaser may at its option reasonably request in writing to provide for the Purchaser the benefits under any such concession, claim, contract, license, lease, commitment or order, including enforcement for the benefit of the Purchaser of any and all rights of the Seller with respect to the Sm*rt Practice Business against any other party thereto arising out of the breach or cancellation thereof by such party or otherwise; provided, however, that nothing contained in this Section 1.5 shall relieve the Seller, or constitute a waiver by the Purchaser, of any obligation of the Seller provided for elsewhere in this Agreement to obtain any such consent or approval or shall affect the liability, if any, of the Seller, and the rights, if any, of the Purchaser, pursuant to this Agreement, for the failure of the Seller to have disclosed the need for, and for having failed to obtain, any such consents or approvals.

      1.6. Collection of Accounts Receivable. From and after the Closing Date, the Seller shall: (i) instruct all account debtors of any Accounts Receivable and other accounts receivable created by the Purchaser following the Closing with respect to the Sm*rt Practice Business (together with the Accounts Receivable, the "Purchaser Receivables") to forward all checks or other forms of payment on account of any Purchaser Receivable (each a "Payment") directly to the Purchaser; and (ii) promptly (but in no event more than two (2) business days following receipt) deliver to the Purchaser all Payments received by the Seller.

      1.7. Additional Ownership Rights. The name "Wismer*Martin" and all permutations thereof are included in the Assets to be acquired by the Purchaser in accordance with the terms of this Agreement; provided, however, that, from and after the Closing, notwithstanding the transfer and assignment by WM and PCN of all of their rights in and to the Assets to the Purchaser, WM and/or PCN, as applicable, shall retain the right to and the Purchaser shall be deemed to have granted to the Seller a one year, royalty-free license to use the name "Wismer*Martin" as its corporate name and in connection with any contract, agreement or document (including, without limitation, any UCC-1 Financing Statement) in effect as of the Closing Date, provided that the name shall be used in a manner which is not inconsistent with previous use.


2.    PURCHASE PRICE

      2.1. Consideration. The aggregate purchase price to be paid by the Purchaser in full consideration for the Assets shall be as follows (collectively the "Purchase Price"):

                  (a) $7,150,000 in immediately available funds (the "First Cash Payment") which amount shall be payable by wire transfer at the Closing to an account designated by PCN prior to the Closing Date;

                  (b) $350,000 in immediately available funds (the "Second Cash Payment") which amount shall, subject to Section 2.2 below, be payable to PCN on December 31, 1999 by wire transfer to an account designated by PCN prior to December 31, 1999; and

                  (c) the assumption by: (i) the Purchaser at the Closing of the Assumed Liabilities (as hereinafter defined) as provided in Section 3.1 hereof; and (ii) Medical Manager of the Assumed Lease.

      2.2. Set-off of Second Cash Payment. (a) The Purchaser shall be entitled to deduct and set-off from the payment of the Second Cash Payment an amount equal to any Asserted Amount (as hereinafter defined) unless and until such time as, and to the extent that: (i) the

Purchaser agrees that all or any portion of such amount is not due and owing by the Seller; or (ii) the Arbitrator (as defined in Section 13.1 hereto) finally determines that all or any portion of such amount is not due and owing by the Seller to the Purchaser. Promptly (but in no event more than three (3) business days) following any such agreement by the Purchaser or determination by the Arbitrator, as the case may be, the Purchaser shall pay to the Seller an amount equal to: (i) that portion of the Asserted Amount so agreed or determined, as the case may be, not be due and owing by the Seller (the "Released Amount"); plus (ii) an amount equal to the interest which would have accrued on the Released Amount from December 31, 1999 through and including the payment date thereof calculated at a rate of 10% per annum. Such amounts shall be paid by the Purchaser in immediately available funds by wire transfer to an account designated by PCN.

         (b) As used herein, "Asserted Amount" means the amount the Purchaser has, in good faith and reasonably, asserted in a written notice (the "Indemnity Notice") delivered to PCN on or prior to December 31, 1999, is due and owing the Purchaser from the Seller pursuant to Section 12.1 of this Agreement; provided, however, that, in order to be effective, the Indemnity Notice shall: (i) contain such facts and information as are then reasonably available to the Purchaser and the specific basis for the indemnification claim under Section 12.1; and (ii) if such amount is (x) liquidated in amount, the Indemnity Notice shall state such amount (which amount shall constitute the Asserted Amount with respect to such claim) or (y) not liquidated in amount, the Indemnity Notice shall so state and provide Purchaser's good faith, reasonable estimate of such amount (which estimate shall constitute the Asserted Amount with respect to such claim).

      2.3. Allocations of Purchase Price. The Purchase Price shall be allocated in a manner reasonably agreed to by the Purchaser and the Seller, each acting reasonably and in good faith. The Seller and Purchaser shall use and cause to be used such allocation for all federal, state and local income tax purposes, including, without limitation, the preparation and filing of their respective counterparts of Form 8594 (or any other form hereafter mandated by the Internal Revenue Service ("IRS")) as required by the regulations under Section 1060 of the Internal Revenue Code of 1986, as amended ("Code").


3.    ASSUMPTION OF LIABILITIES

      3.1. Assumption. Upon transfer of the Assets on the Closing Date, and subject to Section 3.2 hereof: (i) Medical Manager will assume and thereafter pay, perform and discharge, when due, to the extent not paid, performed or discharged by PCN on or prior to the Closing Date, the obligations of PCN arising from and after the Closing Date under the Assumed Lease; and (ii) the Purchaser will assume and thereafter pay, perform and discharge, when due, to the extent not paid, performed or discharged by the Seller on or before the Closing Date, the Assumed Liabilities. As used herein the term "Assumed Liabilities" means, collectively:

                  (a) all liabilities and obligations of the Seller for the accounts payable set forth on Schedule 3.1(a) (the "Accounts Payable");

                  (b) all liabilities and obligations of the Seller to provide to End-Users maintenance and support services for the application software products of the Sm*rt Practice Business to the extent such obligation is included as a deferred software maintenance obligation on Schedule 3.1(b) hereto (which schedule sets forth such deferred software maintenance as of June 30, 1999 (the "Schedule Date") as the same may exist on the Closing Date and all such liabilities and obligations arising in the ordinary course of business since the Schedule Date (the "Deferred Software Maintenance Obligation");

                  (c) all liabilities and obligations of the Seller to provide to End-Users maintenance and support services for computer hardware, operating system software, parts and related equipment to the extent such obligation is:
(i) included as a deferred hardware maintenance obligation on Schedule 3.1(c) hereto as the same may exist on the Closing Date and all such liabilities and obligations arising in the ordinary course of business since the Schedule Date (the "Deferred Hardware Maintenance Obligation"); or (ii) of the type which, but for the fact that, as described in Section 9.6 hereof, Olivetti North America, Inc. is providing such maintenance and support services on the Seller's behalf, would be a Deferred Hardware Maintenance Obligation;

                  (d) the liabilities and obligations arising under or with respect to each Equipment Lease Agreement, in each case, on or after the Closing Date; and

                  (e) WM's and PCN's obligations, if any, for accrued vacation days severance pay (as set forth on Schedule 5.18(a) hereof) of any Designated Employee (as defined in Section 5.18(a)).

                  Nothing contained in this Section 3.1 is intended to, or shall be construed so as to create any third party beneficiaries of this Agreement or otherwise confer any rights upon any person, firm or corporation that is not a party hereto, including, without limitation, any employee or customer of the Seller, the Purchaser or any of their respective Affiliates. Without in any way limiting the foregoing, it is not the intention of either the Purchaser or the Seller that the assumption by the Purchaser of the Assumed Liabilities shall in any way enlarge the rights of third parties under contracts or arrangements with the Purchaser or the Seller. Nothing contained herein shall prevent the Purchaser from contesting in good faith any of the Assumed Liabilities with any third party.

      3.2. Limitations on Assumption. Any other provision of this Agreement to the contrary notwithstanding, neither the Purchaser nor any of its Affiliates will or does assume any liability or obligation of the Seller (whether now existing or hereafter arising, whether known or unknown) not expressly assumed pursuant to Section 3.1 hereto (all liabilities and obligations not so assumed collectively referred to as the "Retained Liabilities"). Without limiting the generality of the foregoing, Retained Liabilities shall include, without limitation, the following:

                  (a) liabilities of or claims against any one or more of WM, PCN or any of their Affiliates arising out of any pending actions, suits, proceedings, arbitration, investigation or hearing;

                  (b) liabilities or obligations incurred as a result of activities of the Seller, its Affiliates and their respective successors and assigns after the Closing Date;

                  (c) all liabilities and obligations of the Seller and its Affiliates to the extent not arising in connection with, incurred by, or relating to, the operation of the Sm*rt Practice Business or the use or ownership of the Assets prior to the Closing;

                  (d) liabilities and obligations for or in respect of indebtedness for borrowedmoney or any guaranty thereof;

                  (e) the fees and expenses of Seller's counsel, accountants and other experts in connection with the transactions contemplated hereby;

                  (f) liabilities or obligations for any domestic (federal, state or local) or foreign taxes due as the result of the operation of the Sm*rt Practice Business prior to the Closing Date or due on account of the ownership or use of the properties and assets of the Sm*rt Practice Business prior to the Closing Date or interest or penalties relating thereto; or

                  (g) all liabilities and obligations of the Seller with respect to any real property leases other than the Assumed Lease;

                  (h) all liabilities and obligations for the (i) Stay Put Bonuses (as defined in Section 5.18(c)), (ii) any sales commissions other than Assumed Commissions (as defined in Section 9.3(c)); and (iii) any matching contributions required to be made to PCN's 401(k) plan on account of any employee of the Sm*rt Practice Business arising on or prior to the Closing Date;


                  (i) liabilities or obligations of the Seller or any of its Affiliates under or pursuant to any of the Agreements listed on Schedule 5.20 hereto;

                  (j) any liability and obligations arising under any Equipment Lease to the extent that: (x) the rights related to such liabilities are not permitted to be assigned without the consent of the lessor thereunder; (y) such consent is not obtained prior to the Closing; and (z) as a result of the failure of the parties hereto to obtain such consent, the lessor thereunder reclaims the equipment or other property which is the subject of such Equipment (provided, however, that, under no circumstances shall any such liability or obligation constitute a Retained Liability pursuant to this subsection (j) if the Purchaser or Medical Manager (A) offers or otherwise seeks to return any such equipment or other property to the lessor or (B) otherwise take steps which reasonably could be expected to cause the lessor to seek to so reclaim such equipment or property);

                  (k) any liabilities or obligations under or pursuant to the agreement described on Schedule 3.2(k) hereto (the "Retained Agreement"); or

                  (l) any liabilities or obligations to any Inactive User, including, without limitation, any liabilities or obligations arising from or relating to the failure of any hardware or software product used by such Inactive User to be Y2K Compliant (as defined in Section 5.14 hereof).

      3.3. Right of Enforcement and Settlement. From and after the Closing Date, the Purchaser will have complete control over the payment, settlement or other disposition of the Assumed Liabilities and the right to commence, conduct and control all negotiations and proceedings with respect thereto. The Seller will notify the Purchaser promptly of any claim made with respect to any such Assumed Liabilities and will not, except with the Purchaser's prior written consent, voluntarily make any payment of, settle or offer to settle, or consent to any compromise or admit liability with respect to any such Assumed Liabilities. The Seller will cooperate with the Purchaser in any reasonable manner requested by the Purchaser in connection with any negotiations or proceedings involving any Assumed Liabilities.


4.    CLOSING

         The closing of the transactions to be effected hereunder (the "Closing") will take place as soon as practicable (but in no event later than the second business day after the latest to occur of the conditions set forth in
Section 10 hereof having been fulfilled or having been waived in accordance with this Agreement) (the "Closing Date"). The Closing shall take place at the offices of Gordon Altman Butowsky Weitzen Shalov & Wein, 114 West 47th Street, 20th Floor, New York, New York 10036-1510 or at such other place as the parties hereto may agree.


5.    REPRESENTATIONS AND WARRANTIES OF THE SELLER

         PCN and WM hereby represent and warrant to the Purchaser and Medical Manager that the following are true and correct as of the date hereof:

      5.1.        Existence and Authority.  (a)      WM is a corporation duly
organized, validly existing and in good standing under the laws of the State of Washington and PCN is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Each of WM and PCN is authorized or licensed to do business in each jurisdiction in which the character and location of its assets or the nature of its business makes such qualification necessary, except to the extent that the failure to so qualify would not have an adverse effect on WM, PCN or the Sm*rt Practice Business. Each of WM and PCN has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and has all requisite power and authority, licenses, permits and franchises to own or lease and operate its properties and carry on its business as it is presently being conducted.

                  (b) The principal executive offices of PCN and WM are located at 1200 The American Road, Morris Plains, New Jersey. The principal operating office of the Seller is located at 1111 E. Westview Court, Spokane, Washington. Since January 1, 1994, the name of WM has been "Wismer*Martin, Inc." and it has neither used nor done business under any other name in any jurisdiction and the name of PCN has been "Physician Computer Network, Inc." and it has neither used nor done business under any other name in any jurisdiction.

      5.2. Authorization of Agreement. The execution, delivery and performance of this Agreement and the Ancillary Documents (as hereinafter defined) by the Seller, and the consum mation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action. This Agreement and the applicable Ancillary Documents have been duly and validly executed and delivered by the Seller. This Agreement and the applicable Ancillary Documents constitute valid and binding obligations of each of WM and PCN, each enforceable in accordance with its terms.

      5.3. Effect of Agreement, Etc. Except as set forth on Schedule 5.3 hereto, the execution, delivery and performance of this Agreement and the applicable
Ancillary Documents by the Seller and consummation by the Seller of the transactions contemplated hereby and thereby, will not, with or without the giving of notice and the lapse of time, or both: (a) violate any provision of law, statute, rule, regulation or executive order to which PCN, WM, the Sm*rt Practice Business or the Assets is subject; (b) violate any judgment, order, writ or decree of any court to which PCN, WM, the Sm*rt Practice Business or the Assets is subject; or (c) result in the breach of or conflict with any term, covenant, condition or provision of, result in or permit any other party to cause the modification or termination of, constitute a default under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the Assets pursuant to any partnership agreement, corporate charter or by-laws, commitment, lease, mortgage, contract or other agreement or instrument (including, without limitation, any of the End-User Agreements) to which one or both of WM and PCN is a party or by which any of the Assets are bound or affected.

      5.4. Restrictions;  Burdensome Agreements. Except as set forth on Schedule
5.4 hereto, neither PCN nor WM is a party to any contract, commitment or agreement, nor is PCN, WM or any of the Assets subject to, or bound by, any order, judgment, decree, law, statute, ordi nance, rule, regulation or other restriction of any kind or character, which would prevent PCN or WM from entering into this Agreement or from consummating the transactions contemplated by this Agreement as it is written.

      5.5. Governmental and Other Consents. No consent, authorization or approval of, or exemption by or filing with, any foreign or domestic governmental, public or self-regulatory body or authority is required in connection with the execution, delivery and performance by PCN or WM of this Agreement or the applicable Ancillary Documents or the taking of any action herein or therein contemplated.

      5.6. Statement of Net Assets; Revenues. (a) The Seller has delivered to the Purchaser, and attached hereto as Schedule 5.6(a), is a copy of the unaudited statement of net assets of the Sm*rt Practice Business at May 31, 1999 (the "Statement of Net Assets"). The Statement of Net Assets fairly and accurately sets forth the assets and liabilities of the Sm*rt Practice Business at May 31, 1998.

                  (b) Schedule 5.6(b) hereto fairly and accurately sets forth the total revenues of the Sm*rt Practice Business for the twelve month period ended December 31, 1998 in all material respects.

      5.7. Absence of Certain Changes or Events. Except as set forth on Schedule
5.7 hereto, since May 31, 1999 the Seller has not: (i) suffered any adverse change in, or the occur rence of any events which, individually or in the aggregate, have had, or might reasonably be expected to have, an adverse effect on the Sm*rt Practice Business' condition (financial or otherwise), results of operations, properties or business or on the Assets; (provided, however, that each of the Seller and the Purchaser acknowledges the liquidity problems suffered by the Seller, as well as the disclosure of certain accounting improprieties with respect to PCN's financial statements and agrees that, for purposes at this Section 5.7, such liquidity problems and disclosure shall not constitute an adverse change); (ii) incurred damage to or destruction of any of the Assets by casualty, whether or not covered by insurance, or suffered or became subject to any pending or threatened condemnation of property; (iii) incurred any obligations or liabilities (fixed or contingent) with respect to the Sm*rt Practice Business except (A) in the ordinary course of business, none of which were entered into for an inadequate consideration, (B) obligations and liabilities under the Commitments (as hereinafter defined) to the extent required thereby, and (C) obligations and liabilities under this Agreement; (iv) made any change in the nature of the Sm*rt Practice Business; (vi) mortgaged, pledged, assigned, hypothecated or sub jected to lien or any other encumbrance any of the Assets; (vii) sold, transferred or leased any of the Assets, except in each case in the ordinary course of business and consistent with past prac tice; (viii) sold, assigned, transferred, or granted any rights under or with respect to, any of its licenses, agreements, patents, inventions, trademarks, trade names, copyrights or formulae or with respect to know-how or any other intangible asset in each case to the extent related to the Sm*rt Practice Business and, in each case, other than in the ordinary course of business consistent with past practice;
(ix) amended or terminated any of its contracts, agreements, leases or arrangements relating to the Sm*rt Practice Business other than in the ordinary course of business consistent with past practice; (x) waived or released any other rights with respect to the Sm*rt Practice Business other than in the ordinary course of business consistent with past practice; (xi) had work performed which could give rise to mechanics liens with respect to any of the Assets which has not been paid or which payment has not been provided for; or
(xii) entered into any other transaction with respect to the Sm*rt Practice Business not in the ordinary course of business.

      5.8. Deferred Revenue Account. (a) Schedule 3.1(b) hereto contains a true and correct schedule and calculation of the Deferred Software Maintenance Obligation as of the Schedule Date. All Deferred Software Maintenance Obligations arising since the Schedule Date have arisen in the ordinary course of business consistent with past practice.

                  (b) Schedule 3.1(c) hereto contains a true and correct schedule and calculation of the Deferred Hardware Maintenance Obligation as of the Schedule Date. All Deferred Hardware Maintenance Obligations arising since the Schedule Date have arisen in the ordinary course of business consistent with past practice.

      5.9. Accounts Receivable. Set forth on Schedule 5.9 hereto is a true, correct and complete schedule (the "Account Receivable Schedule") setting forth:
(i) all of the Accounts Receivable as of June 30, 1999; and (ii) the aging thereof. The Accounts Receivable listed on the Accounts Receivable Schedule are valid and genuine, have arisen only from bona fide transactions in the ordinary course of business and are properly recorded in the Seller's books and records. The Seller does not have any knowledge or any reason to believe that, subject to the reserve listed on Schedule 5.9, such receivables are not collectible in the ordinary course of business, consistent with the Seller's past collection practice.

      5.10. Accounts Payable. Schedule 3.1(a) contains a true and complete list of all Accounts Payable as of the Closing Date. All Accounts Payable set forth on Schedule 3.1(a) have arisen in the ordinary course of business consistent with past practice.

         5.11. Title to the Assets; Absence of Liens and Encumbrances, Etc. Except for liens which will be released on or prior to the Closing or as set forth on Schedule 5.11 hereto: (a) the Seller has good and valid title to, and owns outright, the Assets, free and clear of all mortgages, claims, liens, charges, leases, subleases, encumbrances, security interests, restrictions on use or transfer or other material defects of any nature, whether or not recorded; and (b) the sale and delivery of the Assets pursuant hereto will vest in the Purchaser good and valid title to the Assets free and clear of all mortgages, claims, liens, charges, encumbrances, leases, subleases, security interests, restrictions on use or transfer, or other defects of any nature.

         5.12.    Contracts.

                  5.12.1. Except as set forth on Schedule 5.12.1 each of the End-User Agreements are in the forms of the form of license agreement, form of software support agreement and/or form of hardware service agreement attached to and made a part of Schedule 5.12.1, without any material modification thereto.

                  5.12.2. Set forth on Schedule 1.1(h) is a true and complete list of all Equipment Leases.

                  5.12.3. Except as set forth on Schedule 5.12.3, with respect to the Sm*rt Practice Business, except for the End-User Agreements, the Inactive Agreements, the Equipment Leases and the Assumed Lease, neither the Seller nor PCN is a party to and none of the Assets are bound by any:

                           (a)      lease of real property or personal property;

                           (b)      employment, consulting agreement, severance
agreements, other agreement with any employee of the Sm*rt Practice Business;

                           (c)      agreement with any value-added reseller,
business partner, distributor, dealer, sales agent or representative with respect to the sale or licensing of the Sm*rt Practice Business's products or services;

                           (d)      OEM Agreement;

                           (e)      joint venture or partnership agreement;

                           (f)      agreement for the borrowing or lending of
money;

                           (g)      agreement granting to any person a lien,
security interest or mortgage on any of the Assets, including, without limitation, any factoring agreement or agreement for the assignment of accounts receivable or inventory;

                           (h)      source-code escrow agreement; or

                           (i)      agreement not otherwise described above
relating to the Assumed Liabilities and entered into outside of the ordinary course of business.

                  Correct and complete copies of all: (i) such agreements, leases and other instruments and written amendments thereto (or, where they are oral, true and complete written summaries thereof) required to be shown on
Schedule 5.12.3 (together with each End-User Agreement, each Equipment Lease and the Assumed Lease, such agreements, leases and instruments are collectively referred to herein as the "Commitments"), have been provided or otherwise made available to the Purchaser on or prior to the date hereof.

                  5.12.4. Except as set forth on Schedule 5.12.4(a) hereto, each of the Commitments is valid, in full force and effect and enforceable by WM or PCN in accordance with its terms. Except as set forth on Schedule 5.12.4(b) hereto, all of the Commitments which are included in the Assets or as part of the Assumed Liabilities are assignable by WM or PCN, as applicable, to the Purchaser without the consent of any other party thereto.

                  5.12.5. Except as set forth on Schedule 5.12.5, WM and PCN have fulfilled, or have taken all action reasonably necessary to have been taken to date to enable each of them to fulfill when due, all of their respective obligations under the Commitments. Except as indicated on Schedule 5.12.5, there has not occurred any default by WM or PCN or any event which, with the giving of notice or the lapse of time or both, and/or the election of any person other than WM or PCN will become such a default by WM or PCN, nor, to the knowledge of WM and PCN, has there occurred any default by others or any event which, with the lapse of time and/or the election of PCN or WM, will become such a default under any of the Commitments (including, without limitations, the End-User Agreements). Neither WM or PCN nor, to the best of Seller's knowledge, any other party is in arrears in respect of the performance or satisfaction of any non-monetary term or condition to be performed or satisfied by it under any of the Commitments, and no waiver or indulgence has been granted by either WM or PCN thereunder. Neither WM or PCN nor any other party is in arrears in respect of the performance or satisfaction of any monetary term or condition to be performed or satisfied by it under any of the Commitments, and no waiver or indulgence has been granted by either WM or PCN thereunder.

         5.13. End-Users. Set forth on Schedule 5.13 is a true and correct list of all End- Users who or which, as the case may be, are parties to End User Agreements.

         5.14. Intellectual Property. (a) Schedule 1.1(e) hereto set forth a true and correct description of all of the Intellectual Property used in and material to the operation of the Sm*rt Practice Business (other than off-the-shelf software products that can be purchased for $5,000 or less per single user license). The Intellectual Property included in the Assets does not violate or infringe on the rights of any other person. To the best knowledge of the Seller, the other software utilized by the Seller in the operation of the Sm*rt Practice Business neither violates nor infringes on the rights of any other person. The Seller has not received any notice of or alleging any violation of the asserted rights of others with respect to the Intellectual Property. The Seller is not aware of any third party that is infringing or violating any of the rights of the Seller with respect to the Intellectual Property. Except as provided for in the license agreements referred to on Schedule 1.1(e) hereof, no royalties, license fees or other similar payments are required for the continued use by Purchaser of the Intellectual Property used in and material to the operation of the Sm*rt Practice Business. None of the Intellectual Property has ever been declared invalid or unenforceable.

                             (b)  Schedule  5.14(b)(i)  hereto sets forth,  with
respect to each End-User who or which, as the case may be, is a party to a currently effective software support agreement with the Seller, the version of the Sm*rt Practice Software used by such End-User. Schedule 5.14(b)(ii) hereto sets forth, with respect to each End-User who or which, as the case may be, is not a party under a currentlyeffective software support agreement with the Seller, the version of the Sm*rt Practice Software used by such End-User. Versions 5.2 and 6.2 of the Sm*rt Practice Software (the "Y2K Versions") will operate prior to, during, and after the calendar year 2000 A.D., both on a stand-alone basis and when interacting or inter-operating with third-party hardware, in a manner consistent with the software and systems without error and without human intervention, other than original date entry. The Y2K Versions of the Sm*rt Practice Software will accept, process, display, and report all century-based data consistently and accurately to the extent that the third-party hardware and software used in combination with that Sm*rt Practice Software properly exchanges date data, including century-based, data with it. Neither the occurrence of any date nor the change of century will adversely affect the processing, calculating, comparing, sequencing, or other use of data by the Y2K Versions of the Sm*rt Practice Software including, without limitation causing (i) any error relating to or resulting from century-based data, (ii) any abnormal ending or provision of invalid or incorrect results as a result of any century-based data, and (iii) any error relating to the century recognition or calculations accommodating century-based data, values or formulae to the extent that the third-party hardware and software used in combination with the Y2K Versions of the Sm*rt Practice Software properly exchanges date data, including century-based data, with it. (As used in this Agreement, software which performs and operates in the manner provided for in the third, fourth and fifth sentences of this Section 5.14(b) shall be deemed to be "Y2K Compliant").

                  (c) Prior to the date hereof, the Seller has delivered to each End User a software disk containing a Y2K Version of the Sm*rt Practice Software (the "Patch") which, if installed on Y2K Compliant hardware with Y2K Compliant software will make the Sm*rt Practice Software Y2K Compliant. The Patch is capable of being installed by any End User without the assistance of the Seller, the Purchaser or any other third party provider of computer hardware or software services.

         5.15. Real Estate Leases. Neither WM nor PCN is in default or has received any notice of any default, or failed to take any action that could result in a material or monetary default, under the Assumed Lease. To the Seller's knowledge, no other party to any such lease is in default thereunder.

         5.16. Compliance With Laws. Except as set forth on Schedule 5.16 hereto, WM and PCN have complied and are in compliance with all applicable laws and rules and regulations of foreign, federal, state and local governments and all agencies thereof and other regulatory bodies related to the operation of the Sm*rt Practice Business or ownership of the Assets the failure to comply with which has or reasonable would have an adverse effect on the Sm*rt Practice Business or the Assets, and there are no pending claims which have been filed against WM, PCN or any Affiliate (relating to the operation of the Sm*rt Practice Business or the ownership of the Assets) alleging a violation of any such law or regulation. No notice has been received by WM or PCN with respect to any such violation of any such legal requirements.

         5.17. Litigation. Except as set forth on Schedule 5.17 hereto, there are no claims, actions, suits, proceedings, arbitrations, investigations or hearings or notices of hearing pending or, to the best knowledge of the Seller, threatened, before any court or governmental or administrative authority or private arbitration tribunal against or relating to either: (i) the transac tions contemplated hereby; or (ii) WM or PCN with respect to the Sm*rt Practice Business or any of the Assets (including, without limitation, any End-User Agreement).

         5.18. Labor Matters. (a) Schedule 5.18(a) hereto contains a true and correct schedule of: (i) the names, job descriptions and current annual salary rates of all present employees of WM or PCN whose primary job functions relate to the operation of the Sm*rt Practice Business (the "Designated Employees");
(ii) the amount of severance payable to each such employee (assuming for such purpose that the Closing Date was the date on which such person's employment with WM or PCN, as the case may be, was terminated); (iii) the dollar value of all accrued vacation days of each such employee; and (iv) all written and oral employment or compensation agreements with each employee of WM or PCN who principally performs services with respect to the Sm*rt Practice Business.

                           (b) No employee of the Seller is  represented  by any
union or collective bargaining agent, and, to the best knowledge of the Seller, there has been no union organizational efforts in respect of the employees of the Seller.

                           (c) Schedule  5.18(a) hereto also contains a true and
correct list and description of all agreements between the Seller, on the one hand, and any employee of the Sm*rt Practice Business, on the other hand, regarding any bonus or other compensation payable by the Seller to any such employee upon or as a result of the occurrence of: (i) the sale of the Sm*rt
Practice Business; or (ii) such employee remaining employed by WM and/or PCN beyond a specified date (collectively, the "Stay-Put Bonuses").

                           (d)  Schedule  5.18(d)  hereto  contains  a true  and
correct description of all of the Assumed Commissions (as defined in Section 9.3(c) below).

         5.19. Taxes. Each of WM and PCN have filed all tax and information returns and reports relating to the Sm*rt Practice Business and the Assets required to be filed, and all taxes, fees, assessments or other governmental charges, withholdings of any nature, including franchise taxes, use and occupancy taxes and sales taxes, have been paid (except those being contested in good faith), or adequate provision for the payment thereof has been made, in each case as of the date hereof, in all taxing jurisdictions in which the conduct of the Sm*rt Practice Business or the ownership of the Assets subjects WM or PCN to any taxes, fees, assessments or other govern mental charges.

         5.20. Entire Business. Except: (i) for the services set forth in the Transition Services Agreement (as hereinafter defined) and the assets related thereto; or (ii) as set forth on Schedule 5.20, the Assets constitute all of the assets reasonably necessary to, immediately following the Closing Date, operate the Sm*rt Practice Business in a manner consistent with past practices, assuming for such purposes only, that, immediately following the Closing Date, the Purchaser, itself was to: (i) employ all of the employees (including management personnel) currently employed by the Seller in connection with the Sm*rt Practice Business immediately prior to the Closing Date; and (ii) assume all of the liabilities with respect to all of the facilities and all equipment leases used in such facilities to the same extent currently used by the Seller in the operation of the Sm*rt Practice Business. No portion of the Sm*rt Practice Business is conducted by any person or entity other than WM or PCN.

         5.21. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon any arrangement made by or on behalf of the Seller.

         5.22. Employee Benefit Plans. (a) Except as set forth on Schedule 5.22(a) hereto, neither WM nor PCN has any employee benefit plans or arrangements, including but not limited to employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which (i) any employees of WM or (ii) employees of PCN who are Designated Employees, their spouses or dependents participate ("Employee Benefit Plans").

                  (b) Controlled Group Liability. Neither WM nor PCN, nor any entity that would be aggregated with either under Code Section 414(b), (c), (m) or (o): (i) has ever terminated or withdrawn from an employee benefit plan under circumstances resulting (or expected to result) in liability under Title IV of ERISA; (ii) has any assets subject to (or expected to be subject to) a lien for unpaid contributions to any employee benefit plan; (iii) has failed to pay premiums to the Pension Benefit Guaranty Corporation (the "PBGC") when due; (iv) is subject to (or expected to be subject to) an excise tax under Code Section 4971;
(v) has  engaged in any  transaction  which would give rise to  liability  under
Section 4069 or Section 4212(c) of ERISA; (vi) has violated Code Section 4980B or Section 601 through 608 of ERISA; or (vi) has failed to comply with the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") with respect to any group health plan within the meaning of Section 5000(b)(1) of the Code.

                  (c) Other Liabilities. (i) Except for the Stay-put Bonuses or as expressly set forth on Schedule 5.22(c), WM is not under any obligation to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code) and
(ii) all required or  discretionary  (in accordance with  historical  practices)
payments, premiums, contributions, reimbursements, or accruals under the Employee Benefit Plans for all periods ending prior to or as of the date hereof for the Designated Employees have been paid or are disclosed on Schedule 5.22 and will be paid by the Seller at the Closing.

                  (d) Compliance. Each employee benefit plan covering any Designated Employee is in compliance with all applicable laws and regulations and has been operated in accordance with its terms and provisions. With respect to each employee benefit plan covering any Designated Employee there are no actions, claims or disputes pending by any third party and no audits, proceedings, claims or demands pending by any governmental authority. All amendments required to bring any such employee benefit plan into conformity with any applicable provisions of ERISA and the code have been duly adopted.


6.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  The Purchaser and Medical Manager hereby represent and warrant to PCN and WM that the following are true and correct as of the date hereof:

         6.1. Organization, Etc. Medical Manager is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Washington. Each of the Purchaser and Medical Manager has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. Each of the Purchaser and Medical Manager is authorized or licensed to do business in each jurisdiction in which the character and location of its assets or the nature of its business makes such qualification necessary, except to the extent that the failure to so qualify would not have an adverse effect on the Purchaser, Medical Manager or, following the Closing, the Sm*rt Practice Business. Each of the Purchaser and Medical Manager has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and has all requisite power and authority, licenses, permits and franchises to own or lease and operate its properties and carry on its business as it is presently being conducted.

         6.2. Authorization of Agreement. The execution, delivery and performance of this Agreement and the Ancillary Documents by the Purchaser and Medical Manager and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action, including approval by the Purchaser's and Medical Manager's respective Boards of Directors. This Agreement and the applicable Ancillary Documents have been duly and validly executed and delivered by each of the Purchaser and Medical Manager. This Agreement and the applicable Ancillary Documents constitute valid and binding obligations of each of the Purchaser and Medical Manager, each enforceable in accordance with its terms.

         6.3. Effect of Agreement, Etc. The execution, delivery and performance of this Agreement by each of the Purchaser and Medical Manager and consummation by each of the Purchaser and Medical Manager of the transactions contemplated hereby, will not, with or without the giving of notice and the lapse of time, or both: (a) violate any provision of law, statute, rule, regulation or executive order to which either one or both of the Purchaser and Medical Manager is subject; (b) violate any judgment, order, writ or decree of any court to which either one or both of the Purchaser and Medical Manager is subject; (c) result in the breach or conflict with any term, covenant, condition or provision, result in or permit any other party to cause the modifications or terminations of, constitute a default under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the Purchaser's or Medical Manager's assets pursuant to any partnership agreement, corporate charter or by-laws, or any commitments, contract or other agreement or instrument to which either one or both of the Purchaser and Medical Manager is bound.

         6.4. Governmental and Other Consents. No consent, authorization or approval of, or exemption by or filing with, any governmental, public or self-regulatory body or authority is required in connection with the execution, delivery and performance by either the Purchaser or Medical Manager of this Agreement or any of the instruments or agreements herein referred to, or the taking of any action herein contemplated.

         6.5. Restrictions; Burdensome Agreements. Neither the Purchaser nor Medical Manager is a party to any contract, commitment or agreement, nor is either one or both of the Purchaser and Medical Manager subject to, or bound by, any order, judgment, decree, law, statute, ordinance, rule, regulation or other restriction of any kind or character, which would prevent either one or both of the Purchaser and Medical Manager from entering into this Agreement or from consummating the transactions contemplated this Agreement as it is written.

         6.6. Litigation. There are no claims, actions, suits, proceedings, arbitrations, investigations or hearings or notices of hearings pending or, to the best knowledge of the

Purchaser and Medical Manager, threatened, before any court or governmental or administrative authority or private arbitration tribunal against or relating to the transaction contemplated hereby.

         6.7. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon any arrangement made by and on behalf of the Purchaser or Medical Manager.


7.       PRE-CLOSING COVENANTS OF THE SELLER

         7.1. Conduct of Sm*rt Practice Business Pending the Closing. During the period from the date of this Agreement to the Closing, the Seller agrees that with respect to the Sm*rt Practice Business and the Assets (except as contemplated or expressly permitted by this Agreement or to the extent that Medical Manager shall otherwise agree in writing):

                           (a) The Sm*rt  Practice  Business  shall be conducted
only in the ordinary course of business, in a manner consistent with past practice and in compliance in all material respects with all applicable laws, rules and regulations.

                           (b) The Seller  shall use its  reasonable  commercial
efforts to: (i) preserve intact WM's business organization; (ii) keep available the services of its present officers, employees and consultants; and (iii) preserve its present relationships with customers, suppliers and other persons with which it has a significant business relationship.

                           (c) The Seller shall not,  sell,  lease,  encumber or
otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of any portion of the Assets, other than in the ordinary course consistent with past practice.

                           (d) The Seller will promptly  notify Medical  Manager
in the event that it fails to  operate  its  business  in  accordance  with this
Section 7.1.


8.       PRE-CLOSING COVENANTS OF THE PURCHASER, MEDICAL MANAGER
AND THE SELLER

         8.1. Advice of Changes; Governmental Filings. Each party shall confer on a regular and frequent basis with the other, report on operational matters and promptly advise the other orally and in writing of any event which occurs after the date hereof that would under this Agreement have been required to be disclosed on the date of the execution and delivery of this

Agreement had such event occurred on or prior to the date hereof or would have resulted in a breach of any representation, warranty covenant or agreement contained herein.

         8.2. No Action. Except as contemplated by this Agreement, no party hereto will take or agree or commit to take any action that is reasonably likely to make any of its representations or warranties hereunder inaccurate in any material respect at the date made (to the extent so limited) or as of the Closing Date.

         8.3. Legal Conditions to Closing. Each of the Seller, the Purchaser and Medical Manager will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Closing and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them in connection with the Closing.

         8.4. Additional Agreements; Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable commercial efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using its reasonable commercial efforts to obtain all necessary waivers, consents and approvals and to cause the conditions set forth in Section 10 to be satisfied as promptly as practicable. Without limiting the foregoing, the parties hereto will execute and deliver, or cause to be executed and delivered, all such documents and instruments, in addition to those specifically required by the provisions of this Agreement, in form and substance reasonably satisfactory to the parties hereto, as may be reasonably necessary or desirable to carry out and implement the provisions of this Agreement.

         8.5. Confidentiality. All information heretofore or hereafter obtained by the Purchaser and Medical Manager, on the one hand, and PCN and WM or such party's advisers about the other shall be held in strict confidence and the information so obtained shall be used solely for the purpose of evaluating the purchase of the Sm*rt Practice Business contemplated by this Agreement, except as otherwise required by law or by rule or regulation or any listing agreement; provided, that, prior to such disclosure, the disclosing party notifies the other party in order to give such other party an opportunity to take all appropriate action to avoid or limit any such disclosure to the extent consistent with legal obligations. Each party hereto agrees to return to the other, promptly, all such information provided in written form, as well as all copies thereof. Either party may enforce this provision by suit for specific performance or other equitable relief.


9.       POST-CLOSING COVENANTS

         9.1. Further Assurances. The Seller, on the one hand, and the Purchaser and Medical Manager, on the other hand, at the request of the other, at or after the Closing, will execute and deliver, or cause to be executed and delivered, to the other such documents and instruments, in addition to those specifically required by the provisions of this Agreement, in form and substance reasonably satisfactory to the other, as may reasonably be necessary or desirable to carry out or implement any provision of this Agreement.

         9.2.     Non-Competition; Non-Disclosure.

                  9.2.1. The Seller agrees that for a period of two (2) years from and after the Closing Date, neither of PCN nor WM nor any entity controlled by either of them will, directly or indirectly, individually or on behalf of other persons, endeavor to solicit the business or sell, license or provide any products or services competitive with those provided by Medical Manager (either currently or currently contemplated to be provided) to any End User; provided, however, that the restrictions contained in this Section 9.2.1. shall not apply to: (i) general advertisements not specifically directed to End Users; (ii) any person or entity which acquires PCN or all or substantially all of PCN's assets (provided that any such person not use the Customer List); or (iii) the provision by PCN, WM or their Affiliates of any of the services contemplated by the Transition Services Agreement (as defined in Section 10.2(e) hereto) to the extent contemplated therein.

                  9.2.2. The Seller agrees that all information pertaining to the Sm*rt Practice Business and the Assets and to the prior, current or contemplated operation or use thereof (excluding (i) publicly available information (in substantially the form in which it is publicly available) unless such information is publicly available by reason of unauthorized disclosure and
(ii) information of a general nature not pertaining exclusively to the Sm*rt Practice Business or the Assets which is generally available) are valuable and confidential assets of the Sm*rt Practice Business. Such information shall include, without limitation, information relating to the Intellectual Property, trade secrets, customer lists of End Users (the "Customer List"), vendor lists, bidding procedures, financing techniques and services and financial information concerning the Sm*rt Practice Business and its customers, and shall specifically exclude information concerning Inactive Users. The Seller agrees that, from and after the Closing Date, neither WM, PCN or any Affiliate of WM or PCN or any current or officer, director, of any of them, will disclose or use, and WM and PCN shall use their reasonable business efforts to prevent any employee, agent, former officer or director from disclosing, any such information, other than to the Purchaser or Medical Manager. Without limiting the foregoing, the Seller agrees that, from and after the Closing Date, neither the Seller nor any of its Affiliates will provide or disclose the Customer List, or any part thereof, to any third party, including, without limitation, any person or entity which acquires all or substantially all of PCN's assets, except as required by applicable law or legal process. In the event that the Seller receives a request to disclose all or any part of the Customer List under the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction or by a governmental body, the Seller agrees to: (i) immediately notify Medical Manager of the existence, terms and circumstances surrounding such a request, (ii) consult with Medical Manager on the advisability of taking legally available steps to resist or narrow such request, and (iii) if disclosure of such information is required, exercise its reasonable best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which Medical Manager so designates, provided that Medical Manager will bear the reasonable expenses thereof.

                  9.2.3. The parties hereto acknowledge that it is impossible to measure in money the damages that will accrue to the Purchaser and Medical Manager in the event that WM, PCN or their Affiliates breach any of the covenants in Sections 9.2.1 or 9.2.2 and, if the Purchaser or Medical Manager shall institute any action or proceeding to enforce those covenants, WM and PCN hereby waive and agree not to assert the claim or defense that the Purchaser or Medical Manager has an adequate remedy at law or for damages. The foregoing shall not prejudice the Purchaser's or Medical Manager's right to seek money damages from WM or PCN with respect to any such breach.

         9.3. Employee Matters. (a) The Seller agrees that on or following the Closing Date, either Medical Manager or the Purchaser shall offer employment to the Designated Employees. The Purchaser or Medical Manager, as the case may be, agrees to credit to any Designated Employee who becomes employed by the Purchaser or Medical Manager, as applicable, following the Closing Date all unused vacation time such Designated Employee has accrued with WM or PCN, as applicable, as of the Closing Date as set forth on Schedule 5.18(a), for the benefit of such Designated Employee subject to and in accordance with the Purchaser's and Medical Manager's vacation policy in effect from time to time. Except as provided in the immediately preceding sentence, nothing contained in this Section 9.3 shall in any way limit the Purchaser's and Medical Manager's right or ability to, in its sole discretion, deal with any such employee in any manner it determines, including, without limitation, the right to terminate or sever any such employee, change or alter the nature of the Sm*rt Practice Business, or change or alter the organizational structure of the Sm*rt Practice Business.

                           (b) The  Purchaser  and Medical  Manager  agree that,
following the Closing, it shall be responsible for the payment of, and the Purchaser or Medical Manager, as applicable, shall, in accordance with the Seller's payment practices, pay, all Assumed Commissions (as hereinafter defined) up to the amounts indicated on Schedule 5.18(d) hereto. As used herein, "Assumed Commissions" shall mean the obligations of WM or PCN to pay sales commissions to any sales person, sales representatives or sales agent of one or both of WM and PCN (whether or not such person is a Designated Employee (as defined in Section 9.3(a) above) or is offered or accepts employment with the Purchaser or Medical Manager following the Closing) on account of any sale of the products of the Sm*rt Practice Business made: (i) prior to the Closing and for which an account receivable (x) exists and is properly recorded on the books and records of the Sm*rt Practice Business on the Closing Date and (y) is collected by the Purchaser following on or following the Closing Date; or (ii) from and after the Closing.

                           (c) At the Closing,  the Purchaser shall reimburse to
PCN all amounts paid by the Seller to each Designated Employee who accepts employment with the Purchaser following the Closing on account of the period commencing on the day following the Closing Date and ending on and including June 30, 1999, which amounts have already been paid by the Seller to such employees. The daily rate for all employees of the Sm*rt Practice Business is set forth on Schedule 5.18(a) hereto.

         9.4. The Facility. (a) The Purchaser and Medical Manager agree that, with respect to the Spokane Facility, during the period (a "Facility Transition Period") commencing on the Closing Date and ending on the first to occur of: (x) the date on which PCN moves all of its employees out of the Spokane Facility (a "Facility Termination Date"); and (y) the date on which Medical Manager has terminated its lease for the Spokane Facility (each a "Lease Termination Date"), the Purchaser and Medical Manager shall permit PCN to utilize the Spokane Facility and utilize the computer hardware and other equipment and telephone lines, numbers and services located therein in connection with PCN's operation of the PCN Business to substantially the same extent PCN utilized the Spokane Facility and such equipment prior to the Closing Date in connection with the operation of the PCN Business (provided, however, that PCN shall be permitted to have a maximum of 10 employees utilize the Spokane Facility and such equipment). In consideration for providing PCN with the use of the Spokane Facility, during the Facility Transition Period, PCN shall pay to Medical Manager the facility fee calculated in accordance with the schedule of fees set forth on Schedule 9.4(a) hereto (the "Facility Fee"), or a proportionate amount thereof, which fees shall be paid, in advance, on or before the fifth (5th) day of each calendar month. Anything contained in this Section 9.4 to the contrary notwithstanding: (i) PCN shall provide Medical Manager with at least thirty (30) days written notice prior to any Facility Termination Date; and (ii) Medical Manager shall provide PCN with at least sixty (60) days' written notice prior to a Lease Termination Date so long as such date is prior to April 30, 2004. Unless otherwise agreed to by Medical Manager, PCN shall vacate the Spokane Facility no later than five (5) days prior to a Lease Termination Date. At the Closing, Medical Manager and PCN shall execute and deliver to one another a license to use the Facility substantially in the form attached to Schedule 9.4 hereto (the "Facility License").

                  (b) The Purchaser and Medical Manager agree that, so long as the employee referred to on Schedule 9.4(b) hereto (the "Specified Employee") becomes an employee of either the Purchaser or Medical Manager in accordance with the provisions of Section 9.3 above, until the first to occur of (the "End Date") (w) December 31, 1999, (x) the last day of the Facility Transition Period, (y) the day on which the Specified Employee's employment with the Purchaser is terminated and (z) the thirtieth (30th) day following written notice by PCN to Medical Manager that PCN no longer requires the services of the Specified Employee, the Specified Employee shall be permitted to, on PCN's behalf, perform such functions as are reasonably consistent with the functions performed by the Specified Employee on PCN's behalf immediately prior to the Closing Date; provided, however, that, in no event shall such functions utilize, on average, more than 20% of the Specified Employee's working time. In consideration of the Purchaser and Medical Manager permitting the Specified Employee to perform services on PCN's behalf in accordance with the immediately preceding sentence, PCN shall pay to Medical Manager within five (5) business days following the end of each calendar month occurring prior to the End Date, the amount specified on Schedule 9.4(b).

         9.5. Renewal of Support  Agreements;  Assignment of Service  Agreement.
(a) Following the Closing, the Purchaser shall use all reasonable commercial efforts to cause any Support Agreement (as hereinafter defined) which expires or terminates after the Closing Date to be terminated and not automatically renewed and, in lieu thereof, in the Purchaser's or Medical Manager's name, enter into a new agreement directly with the End-User with respect to the matters covered by the applicable Support Agreement. As used herein, the term "Support Agreement" means each End-User Agreement between the Seller and any End-User to the extent related to the on-going support, maintenance and training to be provided by the Sm*rt Practice Business to any End-User with respect to any one or more of software, hardware or system maintenance or support and training used by the End-User.

                  (b) Each of the Purchaser and the Seller agree that, without limiting any of the obligations of the Purchaser under Section 3.1 and 9.5(a) hereof, in the event that it is determined, or otherwise asserted by an End User who is a party thereto, that any Support Agreement between PCN and any End User which is in the form of the Standard Services Agreement included as part of
Schedule 5.12.1 hereto is not assignable by PCN to the Purchaser in accordance with its terms, during the remainder of the current term of such Standard Services Agreement, the Purchaser shall be deemed to be a "Service Provider Designated Provider" as provided by Section 9 of each such Standard Services Agreement.

         9.6. Olivetti Agreement. The Purchaser and Medical Manager acknowledge that certain of the End Users who are parties to Support Agreements with the PCN regarding maintenance and support services ("Hardware Support Services") for computer hardware, operating system software, parts and related equipment used by such End Users (each a "Hardware Service Agreement") receive such services from Olivetti North America, Inc. ("Olivetti"), on the PCN's behalf, pursuant to the terms of a Equipment Support Agreement between Olivetti and PCN, effective September 4, 1997 (the "Olivetti Agreement"). Without limiting any of the obligations of the Purchaser under Section 9.5(a) hereof, PCN agrees that, during the remainder of the current term of each such Hardware Service Agreement, PCN shall provide the Purchaser with the benefit of the Olivetti Agreement so that, until the end of such current term, each such End User will continue to receive Hardware Support Services under their Hardware Support Agreement from Olivetti as provided for in the Olivetti Agreement.

         9.7. Purchased Hardware. Following the Closing, within five (5) days following the collection by the Purchaser of any Current Account Receivable (as hereinafter defined) which relates to any item of Purchased Hardware (as hereinafter defined), the Purchaser shall pay to PCN an amount equal to the amount paid by the Seller for such item of Purchased Hardware set forth as Schedule 9.7 hereto (which schedule shows the Purchased Hardware which relates to Current Accounts Receivable) (each an "Purchased Hardware Payment"). Any payments by any End User to the Purchaser which are not specifically identifiable to a Current Account Receivable related to Purchased Hardware shall not be deemed to constitute the collection of a Current Receivable for purposes of this Section 9.7.

                  As used in this Section 9.7, "Current Account Receivable" shall mean any Account Receivable which less than 91 days old as of the Closing Date. As used in this Section 9.7, "Purchased Hardware" means the items of computer hardware, operating system software, parts and related equipment identified on Schedule 9.7, all of which: (i) have been paid for by the Seller; and (ii) were purchased by the Seller on account of a customer for which an Account Receivable exists.

         9.8. Inactive Users. (a) Following the Closing, PCN shall use its reasonable commercial efforts to: (i) locate and identify the current address of each Inactive User; and (ii) deliver to each such Inactive User a letter (in form and substance reasonably satisfactory to Medical Manager) in which PCN, among other things, informs such Inactive User that: (x) the Purchaser has acquired the Sm*rt Practice Business (but not the agreements with such Inactive
User); and (y) if such Inactive User wishes to obtain a Y2K Version of the Sm*rt Practice Software, or otherwise obtain support with respect to the Sm*rt
Practice Software, to contact PCN (or, in Medical Manager's discretion, the Purchaser) to obtain such version or such support.

                  (b) In the event that any of PCN, WM, Medical Manager or the Purchaser is contacted by any Inactive User regarding obtaining a Y2K Version of or support for the Sm*rt Practice Software, the Purchaser agrees to use its reasonable commercial effort to provide service and/or support to such Inactive User, including, without limitation, if applicable, by delivering a Y2K Version of the Sm*rt Practice Software to such Inactive User; provided, however, that the foregoing shall in no way be deemed to limit the provisions Section 3.2(l) hereof.

10.      CLOSING CONDITIONS

         10.1. Conditions to Obligation of Each Party to Effect the Closing. The respective obligations of each party to effect the Closing shall be subject to the fulfillment at or prior to the Closing Date of the following condition:

                           (a) No Injunction.  No temporary  restraining  order,
preliminary or permanent injunction or other order issued by any court of competent jurisdiction prohibiting the consummation of the transactions contemplated hereby shall be in effect; provided, however, that prior to invoking this condition, each party shall use all reasonable efforts to have any such decree, ruling, injunction or order vacated, except as otherwise contemplated by this Agreement.

         10.2. Additional Conditions to Obligations of Purchaser. The obligations of the Purchaser and Medical Manager to effect the Closing are also subject to the following conditions (any one or more of which may be waived by Medical Manager, but only in a writing signed by Medical Manager):

                           (a)  Representations  and  Warranties.  Each  of  the
representations and warranties of WM and PCN contained in this Agreement or in any document or instrument delivered by either one or both of PCN and WM in connection herewith, shall be true and correct, individually and in the aggregate, in all material respects (except that any specific representation or warranty that is qualified as to materiality must be true as written) on and as of the Closing Date, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date, except that any such representations or warranties made as of a specified date shall have been true on and as of such date.

                           (b) Agreements  and Covenants.  WM and PCN shall have
performed or complied in all material respects with all of its agreements and covenants contained in this Agreement to be performed or complied with by WM and PCN at or prior to the Closing Date (except that any specific agreement or covenant that is qualified as to materiality must have been performed as written).

                           (c) No Material Adverse Change. There shall have been
no change in the business, results of operations, properties (including intangible properties), financial condition, assets or liabilities of the Sm*rt Practice Business since December 31, 1998 to the Closing Date which, individually or in the aggregate, has a material adverse effect on the condition (financial or otherwise), results of operations, business or assets of the Sm*rt Practice Business.

                           (d) Third  Party  Consents.  The  Seller  shall  have
obtained, and Purchaser shall have received copies of, all of the approvals, waivers, consents and releases of third parties listed on Schedule 10.2(d) hereto, none of which shall have been withdrawn, revoked or modified as of the Closing Date.

                           (e) Closing  Deliveries.  PCN and WM, as  applicable,
shall have executed and delivered to the Purchaser the following instruments, documents and agreements (such instruments, documents and agreements being referred to herein as the "Ancillary Documents"):

                                (i)    A    transition     services    agreement
substantially in the form of the agreement attached hereto as Exhibit A (the "Transition Services Agreement") regarding, among other things, the terms and provisions upon which PCN shall provide certain administrative and telephone support services to or on behalf of the Purchaser;

                                (ii) The Facility License;

                                (iii) The agreements and instruments referred to
in Section 1.3 hereto to which either one or both of PCN and WM are parties;

                                (iv) Such  certificates  to evidence  compliance
with the conditions set forth in this Agreement as may be reasonably requested by Medical Manager, including, without limitation, certificates of the secretary of PCN and the secretary of WM as to corporate resolutions and incumbency;

                                (v) Letters  addressed  to Medical  Manager from
each of: (i) the agent bank for PCN's senior lenders (the "Lenders"); and (ii) Alvarez & Marsal, Inc. ("A&M"), the holder of a security interest in the assets of PCN and WM, advising Medical Manager that all liens on and security interests in the Assets held by the Lenders and A&M, respectively, have been released effective as of the Closing;

                                (vi) An opinion of legal  counsel for PCN and WM
in form and substance reasonably satisfactory to the Purchaser; and

                                (vii)  An  Exclusive   Electronic   Gateway  and
Network Services Agreement in the form attached hereto as Exhibit B (the "Web Agreement").

                           (f) The Seller shall have obtained,  Medical  Manager
shall have received copies of: (i) a certificate of the Secretary of State of the State of Washington as to the due incorporation and good standing of WM; and
(ii) a certificate of the Secretary of State of the State of New Jersey as to the due incorporation and good standing of PCN.

         10.3. Additional Conditions to Obligation of the Seller. The obligation of the Seller to effect the Closing are also subject to the following conditions (any one or more of which may be waived by PCN, but only in a writing signed by PCN):

                           (a)  Representations  and  Warranties.  Each  of  the
representations and warranties of Purchaser and Medical Manager contained in this Agreement or in any document or instrument delivered by either one or both of the Purchaser and Medical Manager in connection herewith, shall be true and correct, individually and in the aggregate, in all material respects (except that any specific representation or warranty that is qualified as to materiality must be true as written) on and as of the Closing Date, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Closing, except that any such representations or warranties made as of a specified date shall have been true on and as of such date.

                           (b)  Agreements  and  Covenants.  The  Purchaser  and
Medical Manager shall have performed or complied in all material respects with all of its agreements and covenants contained in this Agreement to be performed or complied with by it at or prior to the Closing Date (except that any specific agreement or covenant that is qualified as to materiality must have been performed as written).

                           (c) No Material Adverse Change. There shall have been
no change in the business, results of operations, properties (including intangible properties), financial condition, assets or liabilities of either Medical Manager or the Purchaser which has a material adverse effect on the condition (financial or otherwise), results of operations, business or assets of Medical Manager or the Purchaser.

                           (d) Third  Party  Consents.  Medical  Manager and the
Purchaser shall have obtained, and PCN shall have received copies of, all of the approvals, waivers, consents and releases of third parties listed on Schedule 10.3(d) hereto, none of which shall have been withdrawn, revoked or modified as of the Closing Date.

                           (e) Closing  Deliveries.  The  Purchaser  and Medical
Manager, as applicable, shall have executed and delivered to PCN the following instruments, documents and agreements:

                                    (i)     The Transition Services Agreement;

                                    (ii)    The Facility License;

                                    (iii)   The   agreements   and   instruments
referred to in Section 1.3 hereto to which the Purchaser is a party;

                                    (iv)   Such    certificates    to   evidence
compliance with the conditions set forth in this Agreement as may be reasonably requested by PCN, including, without limitation, certificates of the secretary of the Purchaser as to corporate resolutions and incumbency;

                                    (v)     An opinion of legal counsel for the
Purchaser in form and substance reasonably satisfactory to PCN; and

                                    (vi)    The Web Agreement.

                           (f) The Purchaser shall have obtained,  and PCN shall
have received copies of a certificate of the Secretary of State of the State of Delaware as to the due incorporation and good standing of the Purchaser.

11.      [Intentionally Omitted]

12.      INDEMNIFICATION

         12.1. Indemnification of the Purchaser and Medical Manager. Each of PCN and WM, jointly and severally, hereby covenants and agrees with Medical Manager and the Purchaser that it shall indemnify Medical Manager, the Purchaser, their respective Affiliates and their respective directors and officers and shareholders, and each of their successors and assigns (individually a "Purchaser Indemnified Party") and hold them harmless from, against and in respect of any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses (including court costs and reasonable fees and disbursements of counsel) (collectively "Losses") resulting from or arising out of:
                           (a)   all   liabilities,   debts,   obligations   and
commitments of any nature, whether accrued, absolute, contingent or otherwise (whether known or unknown to the Seller, Medical Manager or the Purchaser), which are not Assumed Liabilities and any claim or demand by a third party (whether or not successful) to cause or require a Purchaser Indemnified Party to pay, perform or discharge any debt, obligation, liability or commitment referred to in this clause (a);

                           (b)  any  breach  of  any  of  the   representations,
warranties, covenants or agreements made by either one or both of PCN and WM in this Agreement or any Ancillary Document; or

                           (c)  any  action,   suit,   proceeding,   compromise,
settlement, assessment or judgment arising out of or incident to any of the matters indemnified against in this Section 12.1.

         12.2. Indemnification of the Seller by the Purchaser and Medical Manager. Each of Medical Manager and the Purchaser, jointly and severally, hereby covenants and agrees with the Seller that it shall indemnify WM, PCN and their respective Affiliates and their respective directors and officers and shareholders, and each of their successors and assigns (individually a "Seller Indemnified Party") and hold them harmless from, against and in respect of any and all Losses resulting from or arising out of:

                           (a) the Assumed Liabilities,  and any claim or demand
by a third party (whether or not successful) to cause or require a Seller Indemnified Party to pay, perform or discharge any debt, obligation, liability or commitment referred to in this clause (a);

                           (b)  any  breach  of  any  of  the   representations,
warranties, covenants or agreements made by either one or both of Medical Manager or the Purchaser in this Agreement or any Ancillary Document; or

                           (c)  any  action,   suit,   proceeding,   compromise,
settlement, assessment or judgment arising out of or incident to any of the matters indemnified against in this Section 12.2.

         12.3.    Limitations on Indemnity

                           (a) Subject to Section 12.3(b)  hereof,  on and after
the Closing:

                                (i) The Seller shall be liable to the  Purchaser
Indemnified Parties, and the Purchaser Indemnified Parties shall only be entitled to indemnification from the Seller, for the matters covered by Sections 12.1(b) hereof and Section 12.1(c) hereof (to the extent, and only to the extent that, Section 12.1(c) applies to Section 12.1(b)), in each case so far as such matters arise from breaches by the Seller of any representation or warranty contained herein, to the extent, and only to the extent, the aggregate amount of Losses suffered by Purchaser Indemnified Parties (without regard to the limitation on liability set forth in this Section 12.3(a)(i)), exceeds $150,000 (the "Minimum Indemnity Amount"), in which event the Purchaser Indemnified Parties shall thereafter be entitled, from time to time, to seek indemnification in respect to all Losses in respect of which it is entitled to be indemnified pursuant to such provisions of Section 12.1 in excess of the Minimum Indemnity Amount. The foregoing limitation shall not affect the right of any Purchaser Indemnified Party to make a claim for indemnification, and shall not alter or negate the procedures with respect to the timely notice and disposition of such claim provided for in Section 12.4 hereof, in order to enable the Purchaser Indemnified Party to obtain credit against the Minimum Indemnity Amount which would otherwise be due but for such limitation. The maximum aggregate liability of the Seller to all Purchaser Indemnified Parties with respect to all matters covered by Sections 12.1(b) hereof and Section 12.1(c) hereof (to the extent, and only to the extent that, Section 12.1(c) applies to Section 12.1(b)) shall be $10,000,000 plus the amount, if any, by which the Assumed Liabilities exceed the book value of the Assets on the Closing Date.

                                (ii) The  Purchaser  and Medical  Manager  shall
only be liable to the Seller Indemnified Parties, and the Seller Indemnified Parties shall only be entitled to indemnification from the Purchaser and Medical Manager, for the matters covered by Section 12.2(b) hereof and Section 12.2(c) hereof (to the extent, and only to the extent that, Section 12.1(c) applies to Section 12.2(b)), in each case so far as such matters arise from breaches by one or both of Medical Manager and the Purchaser of any representation or warranty contained herein, to the extent, and only to the extent, the aggregate amount of Losses suffered by Seller Indemnified Parties (without regard to the limitation on liability set forth in this Section 12.3(a)(ii)), exceeds the Minimum Indemnity Amount, in which event each of the Seller Indemnified Parties shall thereafter be entitled, from time to time, to seek indemnification in respect to all Losses in respect of which it is entitled to be indemnified pursuant to such provisions of Section 12.2 in excess of the Minimum Indemnity Amount. The foregoing limitation shall not affect the right of any Seller Indemnified Party to make a claim for indemnification, and shall not alter or negate the procedures with respect to the timely notice and disposition of such claim provided for in Section 12.4 hereof, in order to enable the Seller Indemnified Party to obtain credit against the Minimum Indemnity Amount which would otherwise be due but for such limitation. The maximum aggregate liability of the Purchaser and Medical Manager, together, to all Seller Indemnified Parties with respect to all matters covered by Sections 12.2(b) hereof and Section 12.2(c) hereof (to the extent, and only to the extent that, Section 12.2(c) applies to Section 12.2(b)) shall be $10,000,000

                           (b)  Anything  contained  in this Section 12.3 to the
contrary notwithstanding, the limitation on indemnification contained in Section 12.3(a) (including, without limitation, the Minimum Indemnity Amount) (but not including the limitation set forth in the last sentence of each of Section 12.3(a)(i) and (ii)) shall not apply to any Loss: (i) incurred by any Purchaser Indemnified Party as a result of a breach by the Seller of the representations and warranties contained in Section 5.8, 5.10, 5.11, 5.12.6 and the second sentence of Section 5.14 to the extent it relates to title to the Intellectual Property (collectively, the "Excluded Provisions"); (ii) incurred by any Purchaser Indemnified Party as a result of a breach by the Seller of the covenants of the Seller contained in this Agreement; or (iii) incurred by any Seller Indemnified Party as a result of a breach by one or both of Medical Manager and the Purchaser of the covenants of either one or both of Medical Manager and the Purchaser contained in this Agreement. No amount paid by the Seller as a result of a breach by the Seller of any one or more of the Excluded Provisions or of any covenant contained in this Agreement or in any Ancillary Document shall count towards or against the Minimum Indemnity Amount.

                           (c) The  provisions  of this  Section 12 shall be the
exclusive remedy available to the parties to this Agreement in the event any of them shall have a claim against the other party or parties with respect to the subject matters contained in this Agreement.

         12.4. Right to Defend, Etc. If the facts giving rise to any such indemnification pursuant to this Article 12 shall involve any actual claim or demand by any third party (a "Third Party Claim") against a Purchaser Indemnified Party or a Seller Indemnified Party, as the case may be (an "Indemnified Party") the party required to indemnify such Indemnified Party pursuant to Sections 12.1 or 12.2, as the case may be (the "Indemnifying Party") shall be entitled to notice of such claim. At such time as the remedy sought in the Third Party Claim is solely money damages or if Medical Manager otherwise permits, then Seller, at its sole cost and expense, may assume the defense of the Third Party Claim. If Seller assumes the defense of a Third Party Claim, then Seller shall select counsel reasonably satisfactory to Medical Manager to conduct the defense. Seller shall not consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim, unless (i) the settlement or judgment is solely for money damages and Seller admits in writing its liability to hold Medical Manager and the Purchaser harmless from and against any losses, damages, expenses and liabilities arising out of such settlement or judgment or (ii) Medical Manager reasonably consents thereto. Seller shall provide Medical Manager with ten (10) days prior written notice before it consents to a settlement of, or the entry of a judgment arising from, any Third Party Claim. Medical Manager and the Purchaser shall be entitled to participate, at their own expense, in the defense of any Third Party Claim, the defense of which is assumed by Seller with its own counsel. With respect to Third Party Claims in which, and for so long as, the remedy sought is not money damages and Medical Manager does not permit Seller to assume the defense, Seller shall, upon notice to Medical Manager within fifteen
(15) days after Seller receives notices of the Third Party Claim, be entitled to participate in the defense with his own counsel at its own expense. In such instance, or if Seller does not assume or participate in the defense of any Third Party Claim in accordance with the terms of this Section, Seller shall be bound by the results obtained by Medical Manager with respect to the Third Party Claim. Medical Manager shall provide Seller with ten (10) days prior written notice before it consents to a settlement of, or the entry of a judgment arising from, any such Third Party Claim.

         12.5. Tax Effect. The amount of any indemnification due to an Indemnified Party pursuant to Section 12.1 or 12.2, as the case may be, shall be calculated after taking into account the amount of all insurance, cash or other direct financial benefits payable to such Indemnified Party (including any such benefits payable by third parties) and after taking into account the United States federal, state and local and foreign national, provincial and local tax benefits or detriments to the Indemnified Party, as the case may be, calculated assuming the Indemnified Party were a taxpayer subject to tax at the highest marginal rate in effect when the payment is made, of the payments made in respect of such loss, claim, demand, cost or expense giving rise to the indemnification and the payments, including indemnification payments made in respect thereto.


13.      GENERAL

         13.1.    Arbitration.

                           (a) Disputes that arise under or with respect to this
Agreement will be resolved as follows:

                                    (i) except as set forth in Section  13.1(c),
no party shall bring a civil action arising under or with respect to this Agreement;

                                    (ii) at any time any  party may  demand  any
dispute arising under or with respect to this Agreement be submitted to binding arbitration by delivering written notice of the thereof to: (i) the other parties and (ii) an office of JAMS/Endispute located in Newark, New Jersey (or, if none then the office of JAMS/Endispute located closest to Newark, New Jersey); and

                                    (iii)   any   such   arbitration   shall  be
conducted at an office of JAMS/Endispute located in Newark, New Jersey (or, if none, then the office of JAMS/Endispute located closest to Newark, New Jersey) according to JAMS/Endispute's Arbitration Rules for binding arbitration (and not mediation) then in effect applicable to disputes of the type submitted to arbitration and the results of such arbitration shall be final and binding on the parties.

                           (b) In the event that JAMS/Endispute is not available
to provide such arbitration services with respect to any such dispute, then that dispute shall be resolved by final, binding arbitration in Newark, New Jersey by three arbitrators pursuant to the rules then prevailing of the American
Arbitration Association applicable to disputes of the type submitted to arbitration. Judgment on the award rendered by any of the above referenced arbitrators may be confirmed and entered in and by any court having jurisdiction. The person or persons appointed to service as an arbitrator in accordance with this Section 13.1 (whether by JAMS/Endispute or the American Arbitration Association) are referred to in this Agreement collectively as the "Arbitrator."

                           (c)   Notwithstanding   the  foregoing,   each  party
specifically reserves the right: (i) to seek equitable remedies in a court of competent jurisdiction following arbitration of the underlying matter, if practicable and (ii) to bring a third party action against any other party in any proceeding to which such person (the "Initiating Person") is a party under circumstances in which the basis of the claim by the Initiating Person against the other party is that such other party is liable (under the Agreement or otherwise), in whole or in part, for or in respect of any claim or counterclaim being asserted against the Initiating Person in such proceeding.

                           (d) The costs and expenses incurred by the parties in
connection with any claim that has been finally determined by arbitration pursuant to this Section 13.1 shall promptly be paid by (i) the claimant in proportion to the amount of its claim determined to by JAMS/Endispute to be invalid and (ii) the defendants in proportion to the amount of the claim determined by JAMS/Endispute to be valid (including, for purposes of both (i) and (ii) of this Section 13.1(d), reasonable fees and disbursements of counsel. Notwithstanding the foregoing, the costs and expenses incurred by the prevailing parties (as determined by JAMS/Endispute) in connection with any non-monetary claim that has been finally determined by arbitration pursuant thereto shall promptly be paid by the other parties.

         13.2. Expenses, Etc. Except as otherwise specifically provided herein, the parties hereto shall pay their own respective taxes, expenses, costs and fees, including, without limitation, the fees and expenses of their respective counsel and accountants and other experts.

         13.3. Survival of Representations and Warranties. The representations and warranties, and the indemnities in connection with any breach of any such representations or warranties contained in this Agreement and in any Ancillary Document shall survive the Closing for two (2) years. Any claim made in reasonable detail and specificity by written notice to an Indemnified

Party prior to the expiration of the survival period of any representation and warranty shall survive the expiration of such survival period.

         13.4. Waivers. Any breach of any obligation, covenant, agreement or condition contained herein shall be deemed waived by the non-breaching party only by a writing, setting forth with particularity the breach being waived and the scope of the waiver, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or breach. No waiver shall be implied from any conduct or action of the non-breaching party. No failure or delay by any party in exercising any right, power or privilege hereunder or under any Ancillary Document, and no course of dealing by any party, shall operate as a waiver of any right, power or privilege hereunder or under any Ancillary Document, nor shall any single or partial exercise of any other right, power or privilege.

         13.5. Definition of Knowledge. As used in this Agreement, the term "knowledge" means knowledge which supervisory, managerial, and executive employees have after making due inquiry and exercising due diligence with respect thereto.

         13.6. Binding Effect; Benefits. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto except that no such consent shall be required for assignment to a party acquiring all or substantially all of either party's stock or assets provided that such party assumes all of the seller's obligations hereunder. Except as otherwise set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

         13.7. Notices. All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, or transmitted by facsimile, or upon receipt after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made, at the following addresses or facsimile numbers (or such others as shall be provided in writing hereinafter):

                  If to Medical Manager, to:

                           Medical Manager Corporation
                           3001 North Rocky Point Drive East
                           Suite 100
                           Tampa, Florida 33607
                           Attention: General Counsel
                           Facsimile No.:  (813) 289-6420

                  If to the Purchaser, to:

                           Medical Manager Northwest, Inc.
                           c/o Medical Manager Corporation
                           3001 North Rocky Point Drive East
                           Suite 100
                           Tampa, Florida 33607
                           Attention: General Counsel
                           Facsimile No.:  (813) 289-6420

                  With copies (in the case of a notice to Medical Manager, the Purchaser or both) to:

                           Akerman Senterfitt & Eidson
                           Sun Trust International Center
                           One Southeast Third Avenue
                           28th Floor
                           Miami, Florida  33131
                           Attention: Luis J. Perez, Esq.
                           Facsimile No.:  (305) 374-5095


                  If to the Seller, to:

                           Wismer*Martin, Inc.
                           c/o Physician Computer Network, Inc.
                           1200 The American Road
                           Morris Plains, NJ  07950
                           Attention:  President
                           Facsimile No.:  (973) 490-3103

                  If to PCN, to:

                           Physician Computer Network, Inc
                           1200 The American Road
                           Morris Plains, NJ  07950
                           Attention:  President
                           Facsimile No.:  (973) 490-3103

                  With copies (in the case of a notice delivered to the Seller, PCN or both) to:

                           Gordon Altman Butowsky Weitzen Shalov & Wein
                           114 West 47th Street
                           21st Floor
                           New York, New York  10036-1510
                           Attention:  Jonathan Klein, Esq.
                           Facsimile No.:  (212) 626-0799

         13.8. Records; Assistance. Each party hereto shall, on the request of the other party, make available to such other party from time to time on a reasonable basis records and other documents relating to the Sm*rt Practice Business and to periods prior to the Closing Date. Such records and other documents shall be held by the party in possession of such documents for a period not less than the applicable statutes of limitation for tax purposes, but in no event less than 5 years, after the Closing Date and copies shall be delivered to the other party upon such other party's request at any time and at such other party's expense. If at the end of such period the party in possession wishes to dispose of such documents, such party shall offer the other party such documents at such other party's expense. In addition, at PCN's cost, the Purchaser and Medical Manager shall make available to PCN the reasonable assistance of Designated Employees with respect to any regulatory or litigation matter involving the operation of the Sm*rt Practice Business prior to the Closing; provided, however, that such assistance shall be provided in such a manner so as to not materially interfere with the operation of the Sm*rt Practice Business or any business of Medical Manager, the Purchaser and their Affiliates following the Closing.

         13.9. Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) and the Ancillary Documents constitute the entire agreement and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

         13.10. Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

         13.11. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         13.12. Governing Law; Submission to Jurisdiction. This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of Florida, without giving effect to the conflicts of law principles thereof.

         13.13. Third Party Beneficiaries. Nothing in this Agreement or any Ancillary Document is intended to, or shall be construed so as to create any third party beneficiary to this Agreement or otherwise confer any rights upon any person, firm or corporation that is not a party hereto, including, without limitation, any End-User.

         13.14. Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of the Agreement shall be valid and enforced to the fullest extent permitted by law.

         13.15. Publicity. Except as otherwise agreed to by the parties hereto in writing, the parties hereto each agree to hold all information heretofore or hereafter obtained from the others or such party's advisers about the others (including, without limitation, the financial terms of this Agreement) in confidence and to use the information so obtained only for the purpose of effectuating the transactions contemplated hereby, except as may be otherwise required by law. Notwithstanding the foregoing, the Purchaser and PCN acknowledge that they are both public companies and, as such, are required to make certain public disclosure, including, without limitation, the filing of reports with the Securities and Exchange Commission and the issuance of a press release with respect to the execution by the parties hereto of this Agreement. Further, notwithstanding the foregoing, the Seller acknowledges that Medical Manager and the Purchaser may disclose such confidential information to Synetic, Inc. and Care Insite, Inc. (so long as Synetic, Inc. or Care Insite, Inc., as the case may be, agrees to be bound by the terms and provisions of this Section 13.15).

         13.16. Amendments. This Agreement may not be modified or changed except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought.

         13.17. Drafting Conventions. Any use herein of the phrase "and/or" shall be deemed to mean both "and" and "or". Any use herein of the phrase "including" shall be deemed to mean "including, without limitation". The masculine gender used herein shall be deemed to include the feminine and neuter genders, and vice-versa, and the singular or plural shall be deemed to include the plural or singular, as the case may be, when required by context. All terms defined herein shall be deemed to include the past tense of such terms.

         13.18. Joint and Several Liability. (a) All representations, covenants, agreements and obligations of either one or both of PCN and WM under this Agreement shall be deemed to have been made or incurred jointly and severally by each of PCN and WM.

                  (b) All representations, covenants, agreements and obligations of either one or both of the Purchaser and Medical Manager under this Agreement shall be deemed to have been made or incurred jointly and severally by each of the Purchaser and Medical Manager. Without limiting the foregoing, Medical Manager hereby unconditionally guaranties the obligations of the Purchaser hereunder and under the Ancillary Documents, including, without limitation, the obligation to, subject to Section 2.2 hereof, pay the Second Cash Payment.


14.      GLOSSARY

                  For purposes of this Agreement, the following terms shall have the definitions ascribed to them in this Agreement.

         "A&M" shall mean Alvarez & Marsal, Inc.

         "Account Receivable Schedule" is defined in Section 5.9 of the Agreement.

         "Accounts Payable" is defined in Section 3.1(a) of the Agreement.

         "Accounts Receivable" is defined in Section 1.1(f) of the Agreement.

         "Affiliate" is defined in Section 1.1 of the Agreement.

         "Agreement" shall mean this Asset Purchase Agreement.

         "Ancillary Documents" is defined in Section 10.2(e) of the Agreement.

         "Arbitrator" is defined in Section 13.1(b) of the Agreement.

         "Asserted Amount" is defined in Section 2.2(b) of the Agreement.

         "Assets" is defined in Section 1.1 of the Agreement.

         "Assumed Commissions" is defined in Section 9.3(b) of the Agreement.

         "Assumed Lease" is defined in Section 1.1(n) of the Agreement.

         "Assumed Liabilities" is defined in Section 3.1 of the Agreement.

         "Closing" is defined in Section 4 of the Agreement.

         "Closing Date" is defined in Section 4 of the Agreement.

         "Code" shall mean the Internal Revenue Code of 1986.

         "Commitments" is defined in Section 5.12.3 of the Agreement.

         "Current Account Receivable" is defined in Section 9.7 of the Agreement.

         "Customer List" is defined in Section 9.2.2 hereof.

         "Deferred Hardware Maintenance Obligation" is defined in Section 3.1(c) of the Agreement.

         "Deferred Software Maintenance Obligation" is defined in Section 3.1(b) of the Agreement.

         "Designated Employees" is defined in Section 5.18(a) of the Agreement.

         "End Date" is defined in Section 9.4(b) of the Agreement.

         "End-User Agreements" is defined in Section 1.1(d) of the Agreement.

         "End-Users" is defined in Section 1.1(d) of the Agreement.

         "Equipment" is defined in Section 1.1(g) of the Agreement.

         "Equipment Leases" is defined in Section 1.1(h) of the Agreement.

         "ERISA" is defined in Section 5.22 of the Agreement.

         "Excluded Provisions" is defined in Section 12.3(b) of the Agreement.

         "Facility Fee" is defined in Section 9.4(a) of the Agreement.

         "Facility License" is defined in Section 9.4(a) of the Agreement.

         "Facility Termination Date" is defined in Section 9.4(a) of the Agreement.

         "Facility Transition Period" is defined in Section 9.4(a) of the Agreement.

         "First Cash Payment" is defined in Section 2.1(a) of the Agreement

         "Hardware Service Agreement" is defined in Section 9.6 of the Agreement.

         "Hardware Support Services" is defined in Section 9.6 of the Agreement.

         "Health Care Providers" is defined in the Background section to the Agreement.

         "Indemnified Party" is defined in Section 12.4 of the Agreement.

         "Indemnifying Party" is defined in Section 12.4 of the Agreement.

         "Indemnity Notice" is defined in Section 2.2(b) of the Agreement.

         "Initiating Person" is defined in Section 13.1(c) of the Agreement.

         "Intellectual Property" is defined in Section 1.1(e) of the Agreement.

         "IRS" shall mean the Internal Revenue Service.

         "Lease Termination Date" is defined in Section 9.4(a) of the Agreement.

         "Lenders" is defined in Section 10.2(e)(v) of the Agreement.

         "Losses" is defined in Section 12.1 of the Agreement.

         "Medical Manager" is defined in the preamble of the Agreement.

         "Minimum Indemnity Amount" is defined in Section 12.3(a)(i) of the Agreement.

         "OEM Agreement" is defined in Section 1.2(f) of the Agreement.

         "Olivetti" is defined in Section 9.6 of the Agreement.

         "Olivetti Agreement" is defined in Section 9.6 of the Agreement.

         "Payment" is defined in Section 1.6 of the Agreement.

         "PBGC" is defined in Section 5.22(b) of the Agreement.

         "PCN" is defined in the preamble to this Agreement.

         "PCN Business" is defined in Section 1.2(c)  of the Agreement

         "Purchase Price" is defined in Section 2.1 of the Agreement.

         "Purchased Hardware" is defined in Section 9.7 of the Agreement.

         "Purchased Hardware Payment" is defined in Section 9.7 of the Agreement.

         "Purchaser" is defined in the preamble to the Agreement.

         "Purchaser Indemnified Party" is defined in Section 12.1 of the Agreement.

         "Purchaser Receivables" is defined in Section 1.6 of the Agreement.

         "Released Amount" is defined in Section 2.2(a) of the Agreement.

         "Retained Agreement" is defined in Section 3.2(k) of the Agreement.

         "Retained Assets" is defined in Section 1.2 of the Agreement.

         "Retained Liabilities" is defined in Section 3.2 of the Agreement.

         "Schedule Date" is defined in Section 3.1(b) of the Agreement.

         "Second Cash Payment" is defined in Section 2.1(b) of the Agreement.

         "Seller" is defined in the preamble to the Agreement.

         "Seller Indemnified Party" is defined in Section 12.2 of the Agreement.

         "Sm*rt Practice Business" is defined in the Background section to the Agreement.

         "Sm*rt Practice Software" is defined in the Background section to the Agreement.

         "Specified Employee" is defined in Section 9.4(b) of the Agreement.

         "Spokane Facility" is defined in Section 1.1(g) of the Agreement.

         "Statement of Net Assets" is defined in Section 5.6(a) of the Agreement.

         "Stay-Put Bonuses" is defined in Section 5.18(c) of the Agreement.

         "Support Agreement" is defined in Section 9.5 of the Agreement.

         "Telephone Equipment" is defined in Section 1.1(g) of the Agreement.

         "Third Party Claim" is defined in Section 12.4 of the Agreement.

         "Transition Services Agreement" is defined in Section 10.2(e)(i) of the Agreement.

         "Web Agreement" is defined in Section 10.2(e).

         "WM" is defined in the preamble to this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in their respective names by an officer thereunto duly authorized on the date first above written.

                                    PHYSICIAN COMPUTER NETWORK, INC.


                                    By:  /s/ Paul M. Antinori



                                    MEDICAL MANAGER CORPORATION


                                    By:   /s/ John Kang


                                    WISMER*MARTIN, INC.



                                    By:   /s/ Paul M. Antinori



                                    MEDICAL MANAGER NORTHWEST, INC.


                                    By:   /s/ John Kang